UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2018

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-36094	52-1652138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 7, 2018, James F. Di Misa, the Executive Vice President and Chief Operating Officer of The Community Financial Corporation (the “Company”) and Community Bank of the Chesapeake (the “Bank”), notified the Company and the Bank that he will be retiring effective March 31, 2019. In addition, Mr. Di Misa also notified the Company and the Bank that, effective as of March 31, 2019, he will voluntarily terminate his existing employment agreements with the Company and the Bank.

Additionally, on November 7, 2018, Gregory C. Cockerham, the Executive Vice President of Company and Executive Vice President and Chief Lending Officer of the Bank, notified the Company and the Bank that he will be retiring effective December 31, 2019. In addition, Mr. Cockerham also notified the Bank that, effective as of December 31, 2019, he will voluntarily terminate his existing employment agreement with the Bank.

(c) On November 9, 2018, the Company issued a press release announcing that, effective as of April 1, 2019, Christy Lombardi has been appointed as the Chief Operating Officer of the Company and the Bank. Ms. Lombardi, age 41, has been employed by the Bank since 1998. She has served as Executive Vice President and Chief Administrative Officer of the Company and the Bank since 2013, prior to which she served as Senior Vice President, Director of Human Resources from 2012 until 2013. From 2009 until 2011, she served as Vice President, Director of Human Resources.

A copy of the Company’s press release is included as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Number	Description

99.1	Press Release dated November 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COMMUNITY FINANCIAL CORPORATION
(Registrant)

Date: November 13, 2018	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer

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